Exhibit 10.4


                    SECOND AMENDMENT TO THE HOLDINGS GUARANTY

     SECOND AMENDMENT TO THE HOLDINGS GUARANTY (the "Amendment"), dated as of November 5, 2001, among TRENWICK GROUP LTD., a company organized under the laws of Bermuda ("Holdings") and the Banks party to the Credit Agreement referred to below. Unless otherwise defined herein, capitalized terms used herein and defined in the Holdings Guaranty referred to below are used herein as so defined.

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Trenwick America Corporation, a Delaware corporation (the "Borrower"), Trenwick Holdings Ltd., a company organized under the laws of the United Kingdom (the "Account Party"), the lending institutions from time to time party thereto (each a "Bank" and, collectively, the "Banks"), First Union National Bank, as Syndication Agent (the "Syndication Agent"), Fleet National Bank, as Documentation Agent (the "Documentation Agent"), and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent (the "Administrative Agent"), are party to a Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

     WHEREAS, Holdings and the Administrative Agent entered into a Holdings Guaranty, dated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Holdings Guaranty") in order to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Guaranteed Creditors (and Lending Affiliates thereof) to enter into Interest Rate Protection Agreements and Other Hedging Agreements with the Borrower and/or the Account Party; and

     WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Holdings Guaranty as provided herein;

     NOW, THEREFORE, it is agreed;

A.   Amendments and Consents

     1. Section 4.04(i) of the Holdings Guaranty is hereby amended by deleting the amount "$50,000,000" appearing in said Section and inserting the amount "$25,000,000" in lieu thereof.

     2. Section 4.13 of the Holdings Guaranty is hereby amended to read in its entirety as follows:


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          "4.13 Interest  Coverage Ratio.  Holdings will not permit the Interest
     Coverage Ratio for any Test Period ending during a period set forth below to be less than the ratio set forth opposite such period below:


                        Period                                Ratio
                        ------                                -----
           Fiscal Year ending 12/31/00                      2.50:1.00
           Fiscal Quarter ending 9/30/01                    2.75:1.00
           Fiscal Quarter ending 12/31/01                   1.50:1.00
           Fiscal Quarter ending 3/31/02                    2.00:1.00
           Thereafter                                       2.50:1.00"


     3. Section 4.14 of the Holdings Guaranty is hereby amended to read in its entirety as follows:

          "4.14. Minimum Risk Based Capital. (a) Holdings will not permit the Risk Based Capital Ratio for Trenwick America Reinsurance Corporation to be less than 325%.

          (b) Holdings will not permit the Risk Based Capital Ratio for any Regulated Insurance Company which is a Domestic Subsidiary (other than Trenwick America Reinsurance Corporation) to be less than 300%; provided that, during the period from the Amendment Effective Date through December 31, 2002 the Risk Based Capital Ratio for Chartwell Insurance Company shall not be less than 225%."

     4. Section 4.16 of the Holdings Guaranty is hereby amended by inserting the following text immediately preceding the period at the end of said Section "; provided that during the period from the Amendment Effective Date to the Quarterly Compliance Date, Holdings will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $425,000,000, plus (ii) 50% of Consolidated Net Income (if positive) from and after October 1, 2001 to the last day of the most recently ended fiscal quarter.

     5. The definition of the term "Applicable Commitment Fee Percentage" contained in Schedule I to the Holdings Guaranty is hereby amended by (i) inserting the phrase "Category F Period" immediately below the phrase "Category E Period" in the column "Applicable Period" appearing therein and (ii) inserting the percentage "0.500%" immediately below the percentage "0.500%" in the column "Applicable Commitment Fee Percentage" appearing therein.

     6. The  definition  of the term  "Applicable  Credit  Rating"  contained in
Schedule I to the Holdings Guaranty is hereby amended by deleting the text "BBB-/Baa3" appearing therein and inserting the text "BB+/Ba1" in lieu thereof.

     7. The definition of the term "Applicable Margin" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

          "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Period then in effect:

                                                  Applicable Margin
                                                  -----------------
          Applicable Period          Eurodollar Loans            Base Rate Loans
          -----------------          ----------------            ---------------

          Category A Period             1.10%                        0.00%
          Category B Period             1.30%                        0.05%
          Category C Period             1.50%                        0.25%
          Category D Period             2.00%                        0.75%
          Category E Period             2.50%                        1.25%
          Category F Period             3.25%                        2.00%

     ; provided that, solely for the purpose of the Term Loans, the Applicable Margin shall be increased by the rate per annum set forth below during the period set forth opposite such rate per annum:

                              Period                          Percentage
        July 1, 2002 through September 30, 2002                 0.50%
        October 1, 2002 through December 31, 2002               1.00%
        January 1, 2003 through March 31, 2003                  1.50%
        April 1, 2003 and thereafter                            2.00%."


     8. The definition of the term "Applicable Period" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

          "Applicable Period" shall mean, at any time, the period set forth below then in effect:

         Applicable Period                     Criteria
         -----------------                     --------

         Category A Period       The Applicable Credit Rating is A-/A3 or above.

         Category B Period       The Applicable Credit Rating is BBB+/Baa1.

         Category C Period       The Applicable Credit Rating is BBB/Baa2.

         Category D Period       The Applicable Credit Rating is BBB-/Baa3.

         Category E Period       The Applicable Credit Rating is BB+/Ba1


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          Applicable Period                       Criteria
          -----------------                       --------

          Category F Period         None of a  Category  A Period,  a Category B
                                    Period,  a Category  C Period,  a Category D
                                    Period nor a Category E Period is in effect at such time.

                  Notwithstanding anything to the contrary set forth above, if neither Rating Agency rates the unsecured senior debt of the Borrower, then the Applicable Period shall be a Category F Period."

     9. The definition of the term "Holdings Cash Flow" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

          "Holdings Cash Flow" shall mean, for any period, the sum of (i) for each Specified Regulated Insurance Company, the aggregate amount of ordinary dividends which such Specified Regulated Insurance Company could pay to its parent corporation under Legal Requirements as of the last day of such period (determined as if (x) such Specified Regulated Insurance Company had not paid any ordinary dividends during such period and (y) each Subsidiary of such Specified Regulated Insurance Company which is a Regulated Insurance Company had paid dividends to its parent corporation during such period in an amount equal to the maximum amount of dividends payable by such Subsidiary during such period under applicable Legal Requirements) plus the aggregate amount of any extraordinary dividends actually paid by such Specified Regulated Insurance Company to its parent corporation during such period, (ii) for each Specified Foreign or Non-Regulated Company, (x) the greater of (A) zero and (B) the EBITDA of such Specified Foreign or Non-Regulated Company for such period, minus (y) the amount of capital contributions and intercompany loans made by Holdings, the Borrower or any Specified Regulated Insurance Company to such Specified Foreign or Non-Regulated Company on or after October 1, 2001,
     (iii) tax sharing payments made by Regulated Insurance Companies which are Domestic Subsidiaries directly to Holdings or any Specified Non-Regulated Company during such period (less cash taxes paid by Holdings during such period), and (iv) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies which are Domestic Subsidiaries to Holdings or any Specified Non-Regulated Company."

     10. The definition of the term "Trust Preferred Securities Purchase" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

          "Trust Preferred Securities Purchase" shall mean the purchase by one or more Subsidiaries of Holdings of approximately $23,700,000 of face value Trust Preferred Securities for approximately $18,000,000 in cash during the fiscal quarter ending December 31, 2000, and the fiscal quarter ending March 31, 2001.

     11. Schedule I to the Holdings Guaranty is hereby amended by inserting the following definition in the appropriate alphabetical order:

          "Quarterly Compliance Date" shall mean the earlier of (i) May 15, 2002 and (ii) the date on which Holdings delivers to each Bank the compliance certificate for the fiscal quarter ending March 31, 2002, in accordance with Section 3.01(d) of the Holdings Guaranty."

B.   Miscellaneous Provisions

     1. In order to induce the Banks to enter into this Amendment, Holdings hereby represents and warrants that (i) the representations and warranties of Holdings contained in the Holdings Guaranty are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date), and (ii) there exists no Default or Event of Default under the Credit Agreement on the Amendment Effective Date, in each case after giving effect to this Amendment.

     2. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Holdings Guaranty or any other Credit Document.

     3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     4. This Amendment shall become effective on the date (the "Amendment Effective Date") when (i) Holdings and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent and (ii) the Borrower, the Account Party and the Required Banks have consented to the Second Amendment and Waiver to the Credit Agreement, dated November 5, 2001.

     5. From and after the Amendment Effective Date, all references in the Holdings Guaranty and in the other Credit Documents shall be deemed to be referenced to the Holdings Guaranty as modified hereby.


                                      * * *


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


     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.


                                        TRENWICK GROUP LTD.


                                        By:  /s/ Coleman D. Ross
                                           -------------------------------------
                                             Name:  Coleman D. Ross
                                             Title:  Chief Financial Officer




                                               [Bank Signature Pages Omitted]